UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 19, 2008 (May 15, 2008)

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53147	98-0575209
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21st Floor, Everbright Bank Building,
Zhuzilin, Futian District,
Shenzhen, Guangdong, 518040
People's Republic of China
(Address of Principal Executive Offices)

(+86) 755 -8370-8333
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On May 15, 2008, Fortune Fame International Investment Limited, the wholly owned Hong Kong subsidiary of China Information Security Technology, Inc. (the "Company"), changed its name to Information Security Software Investment Limited, or ISSIL, and Information Security Development Technology (Shenzhen) Company Ltd., ISSIL's wholly owned Chinese subsidiary, changed its name to Information Security Software (China) Co., Ltd.

Also on May 15, 2008, Bocom Multimedia Display Company Ltd., the Company's wholly owned Hong Kong subsidiary, changed its name to Information Security International Investment & Development Limited.

The purpose of these name changes is to more accurately and vividly reflect the business and commercial objectives of the Company's operations. Furthermore, management believes that the name changes will provide the Company with a better corporate image and brand name for expansion of the Company's marketing network and business to other regions in China.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INFORMATION SECURITY TECHNOLOGY, INC.

By: /s/ Jiang Huai Lin
Jiang Huai Lin
Dated: May 19, 2008	President and Chief Executive Officer